EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) entered into effective the 1st day of April 2012 (the “Effective Date”), is by and between Independence Resources Plc, a corporation formed under the laws of the United Kingdom (the “Employer” or the “Company”), and Jeff Lambert (the “Employee”).

RECITALS:

WHEREAS, the Employer desires to engage the services of the Employee as an executive of the Company, and the Employee is willing to render such services to the Employer in consideration of the terms and conditions agreed to by the parties in this Agreement; and

WHEREAS, the Board of Directors of the Employer (the “Board”) has approved the employment of the Employee on the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Employer agrees to employ the Employee, and the Employee agrees to perform services for the Employer as an employee, upon the terms and conditions set forth herein.

1.	TERM; AUTOMATIC RENEWALS.

The initial term of this Agreement shall commence on the Effective Date and shall be for a period of three (3) years (the “Initial Term”), unless it is terminated earlier as provided herein. Beginning on expiration of the Initial Term, and on each anniversary thereafter, unless it is terminated earlier as provided herein or unless the Employer delivers written notice to the Employee of its intention not to extend the Agreement at least sixty (60) days before the expiration of the Initial Term or any anniversary date thereafter, the term of this Agreement shall automatically be extended for unlimited additional one-year terms (the Initial Term and any extension or extensions are referred to herein as the “Employment Term”). The terms of this Agreement shall be binding upon the parties hereto from the Effective Date throughout the Employment Term. The restrictive covenants in Section 4(c) and in Sections 7, 8, 10, and 12 hereof shall survive the termination of this Agreement.

2.	TITLE AND DUTIES.

The Employee shall be employed as President of the Employer and serve as director of the Company. The Employee shall perform such services consistent with his position as well as any other duties as may be assigned to him from time to time by the Board of Directors and are consistent with the bylaws of the Employer, including, but not limited to, service for any subsidiary, partnership, limited liability company, joint venture, trust or other enterprise or entity controlled by the Employer. The Board has appointed the Employee to serve as the President and Employee shall have such responsibilities and authority as is commensurate with such office and as may be prescribed by the Board and bylaws of the Employer. The Board shall have the right to review and change the duties, responsibilities, and functions of Employee from time to time as it may deem necessary or appropriate; provided, however, that such duties, responsibilities, and functions remain consistent with the Employees status as a senior executive officer of the Employer. The Employee shall report directly to the Board of Directors.

3.	LOCATION.

The Employee’s place of employment shall be the home office of the Employee located in Shoshone County, Idaho, or at such other location as mutually agreed between the Employer and the Employee. Nevertheless, Employee shall travel and reside temporarily outside of Shoshone County, Idaho, as reasonably required to manage the mining projects of the Company.

4.	EXTENT OF SERVICES.

a. Duty to Perform Services.

The Employee agrees to devote his best efforts, energies and skill to the discharge of the duties and responsibilities attributable to his position. The Employee agrees not to engage in any material business activities during the term of this Agreement except those that are for the benefit of the Employer and its subsidiaries, and to devote not less than substantially all of his entire business time, attention, skill, and effort to the performance of his duties under this Agreement for the Employer and any corporation controlled by the Employer now or during the term of this Agreement. Notwithstanding the foregoing, the Employee may engage in charitable, professional and civic activities that do not impair the performance of his duties to the Employer, as the same may be changed from time to time. In addition, Employee may serve on the board of directors of up to three companies not engaged in business which may reasonably compete with the business of the Employer, provided that Employee shall not be required to render any material services with respect to the operations or affairs of any such company. Nothing contained herein shall prevent the Employee from managing his own personal investments and affairs, including, but not limited to, investing his assets in the securities of publicly traded companies; provided, however, that the Employee’s activities do not constitute a conflict of interest, violate securities laws, or otherwise interfere with the performance of his duties and responsibilities as described herein. The Employee agrees to adhere to the Employer’s published policies and procedures, or code of conduct, as each is adopted from time to time, affecting directors, officers, employees, and agents and shall use his best efforts to promote the Employer’s interest, reputation, business and welfare.

b. Corporate Opportunities.

The Employee agrees that he will not take personal advantage of any the Employer business opportunities that arise during his employment with the Employer and that might be of benefit to the Employer. All material facts regarding such opportunities shall be promptly reported to the Board for consideration by the Employer.

c. Non-Disparagement.

The Employee agrees that, during the Employment Term and for one year thereafter, he shall not, in any communications with the press or other media or any customer, client or supplier of the Employer, or any of Employer’s affiliates, criticize, ridicule or make any statement which disparages or is derogatory of the Employer or its affiliates or any of their respective directors or senior officers.

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d. Representations and Warranties.

The Employee hereby represents and warrants to the Employer that (i) the execution, delivery and performance of this Agreement by the Employee does not and will not conflict with, or result in breach or default under, or require the consent of, any other party under any agreement to which the Employee is a party; (ii) Employee has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder; and (iii) Employee is not a party to any instrument, agreement, document, arrangement or other understanding with any person (other than the Employer) requiring or restricting the use or disclosure of any confidential information or the provision of any employment, consulting or other services.

5.	COMPENSATION AND BENEFITS.

As sole compensation for services provided in connection with the management of the Company either as an officer or a director of thereof, the Employer shall furnish the following compensation to the Employee:

a. Base Salary.

Employee’s annual base salary shall be $120,000. The base salary shall be payable in equal installments in accordance with the Employer’s standard payroll practices. Employee’s annual base salary shall be further reviewed no less frequently than annually for increases in the discretion of the Compensation Committee and/or Board, taking into account the compensation level for employees with similar skills and responsibilities at companies comparable to the Employer, the financial condition of the Employer, and the Employee’s value to the Employer relative to other members of the executive management of the Employer; provided, however, that at no time during the term of this Agreement shall the Employee’s base salary be decreased from the base salary then in effect except as part of an general program of salary adjustment by the Employer applicable to all vice presidents and above.

b. Bonuses.

Employee shall be entitled to receive a bonus and/or other incentive compensation in an amount to be determined by the Employer; provided, however, that the failure of the Employer to award any such bonus and/or other incentive compensation shall not give rise to any claim against the Employer. The amount, if any, and timing of such bonus, shall be determined by the Employer in its sole discretion.

c. Other Benefits.

During the Employment Term, Employee will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Employer of general applicability to other senior executives of the Employer, including, without limitation, the Employer’s group medical, dental, vision, disability, life insurance, flexible-spending account, 401(k) and other plans; provided, however, that the failure of the Employer to establish, provide or continue such benefits shall not give rise to any claim against the Employer. The amount, if any, and timing of such benefits, shall be determined by the Employer in its sole discretion. Notwithstanding the foregoing, the Employee and his family shall be provided reasonable health benefits by Independence Resources, Inc. upon acceptance as a member of the Company.

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d. Withholding Taxes.

The Employer may make any appropriate arrangements to deduct from all benefits provided hereunder any taxes reasonably determined to be required to be withheld by any government or government agency. The Employee shall bear all taxes on benefits provided hereunder to the extent that no taxes are withheld, irrespective of whether withholding is required.

e. Vacation.

Employee will be entitled to paid vacation of six (6) weeks per year in accordance with the Employer’s vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto.

f. Reimbursement of Business Expenses.

The Employer shall promptly reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of such supporting information and documentation as the Employer may reasonably request in accordance with company policy and the requirements of the Internal Revenue Code.

6.	TERMINATION OF EMPLOYMENT.

a. Termination Due to Death.

The Employee’s employment and this Agreement shall terminate immediately upon his death. If the Employee’s employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to:

(i) payment of any unpaid portion of his base salary through the date of such termination;

(ii) reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder;

(iii) the right to elect continuation coverage of insurance benefits to the extent required by law; and

(iv) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of the Employer, this Agreement, or any other agreement between the Employer and the Employee.

b. Termination Due to Disability.

If, during the Employment Term, in the opinion of the Employer, Employee, because of physical or mental illness or incapacity, shall become unable to perform substantially all of the duties and services required of him or her under this Agreement for a period of sixty (60) days in the aggregate during any twelve-month period, the Employer may, upon at least ten (10) days’ prior written notice given at any time after the expiration of such sixty (60) day period, notify Employee of its intention to terminate this Agreement as of the date set forth in the notice. If the Employee’s employment is terminated due to his disability, he shall be entitled to:

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(i) payment of any unpaid portion of his base salary through the date of such termination;

(ii) reimbursement for any outstanding reasonable business expenses he has incurred in performing his duties hereunder;

(iii) the right to elect continuation coverage of insurance benefits to the extent required by law; and

(v) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of the Employer, this Agreement, or any other agreement between the Employer and the Employee.

c. Termination for Cause.

The Employer may terminate the Employee’s employment at any time for Cause, provided that it gives written notice of termination to the Employee as set forth below. If the Employee’s employment is terminated for Cause, as defined below, he shall be entitled to:

(i) payment of any unpaid portion of his base salary through the date of such termination;

(ii) reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder through the date of such termination;

(iii) the right to elect continuation coverage of insurance benefits to the extent required by law; and

(iv) payment of any accrued but unpaid benefits and any other rights through the date of termination, excluding any severance package benefits, as required by the terms of any employee benefit plan or program of the Employer, this Agreement, or any other agreement between the Employer and the Employee.

For purposes of this Agreement, a termination for “Cause” shall mean: (i) the final conviction of Employee of, or Employee’s plea of guilty or nolo contendere to, any felony or a crime involving dishonesty, fraud, or moral turpitude; (ii) the indictment of Employee for any felony or a crime involving dishonesty, fraud, or moral turpitude which, in the reasonable good-faith judgment of the Board, has materially damaged, or could materially damage, the reputation of the Employer or would materially interfere with the performance of services by the Employee; (iii) the willful commission of fraud, nonincidental misappropriation, embezzlement, or other dishonest act by Employee against the Employer; (iv) Employee’s use of illegal drugs or alcohol on the Employer’s premises, Employee’s use of illegal drugs or alcohol having an adverse effect on the performance of the Employee’s duties hereunder, or Employee’s use of illegal drugs or alcohol which, in the reasonable good-faith judgment of the Board, has materially damaged, or could materially damage, the reputation of the Employer; (v) Employee’s willful failure, gross negligence, or gross misconduct in the performance of his duties to the Employer; (vi) Employee’s gross malfeasance in the performance of his duties hereunder; (vii) Employee’s nonfeasance in the performance of his duties hereunder not cured within ten (10) business days after notice of such nonfeasance; (viii) Employee’s failure to follow a written order which is both legal and reasonable; (ix) disloyalty by Employee, including, without limitation, aiding a competitor; or (x) Employee’s breach of this Agreement or Employer’s published policies, rules, or procedures not cured within ten (10) business days after notice of such breach.

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If the Employer exercises its right to terminate the Employee for Cause, the Employer shall: (1) give the Employee written notice of termination at least ten (10) business days before the date of such termination specifying in detail the conduct constituting such Cause, and (2) deliver to the Employee a copy of a resolution duly adopted by a majority of the entire membership of the Board, excluding interested directors, after reasonable notice to the Employee and an opportunity for the Employee to be heard in person by members of the Board, finding that the Employee has engaged in such conduct.

d. Termination Without Cause or Constructive Termination Without Cause.

The Employer may terminate the Employee’s employment at any time without Cause, provided that it gives written notice of termination at least ninety (90) days before the date of such termination. If the Employee’s employment is terminated without Cause, or if there is a constructive termination without Cause, as defined below, the Employee shall be entitled to receive from the Employer the following:

(i) payment of any unpaid portion of his base salary through the date of such termination;

(ii) reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder;

(iii) the right to elect continuation coverage of insurance benefits to the extent required by law;

(iv) full and immediate vesting of any unexercised stock options or restricted stock grants;

(v) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of the Employer, this Agreement, or any other agreement between the Employer and the Employee;

(vi) payment of amounts equal to any premiums for health insurance continuation coverage under any the Employer health plans that is elected by the Employee or his beneficiaries pursuant to Section 4980B of the Internal Revenue Code, at a time or times mutually agreed to by the parties, but only so long as the Employee is not eligible for coverage under a health plan of another employer (whether or not he elects to receive coverage under that plan); and

(vii) subject to limitations set forth below, a severance benefit in an amount equal to two (2) times the largest annual base salary received by Employee under the Agreement if such termination occurs on or before one year from the effective date, and one (1) times the largest annual base salary received by Employee under the Agreement if such termination occurs thereafter, but only if (x) Employee executes an agreement releasing the Employer from any further liability under this Agreement, (y) the period for revoking such release has expired, and (z) Employee has not materially breached the Confidential Information Agreement.

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For purposes of this Agreement, constructive termination without Cause shall mean a termination of the Employee at his own initiative following the occurrence, without the Employee’s prior written consent, of one or more of the following events not on account of Cause:

(1)	a material reduction in the Employee’s then current base salary;

(2)	a material diminution in the Employee’s authority, duties, or responsibilities;

(3)	a material diminution in the budget over which the Employee retains authority;

(4)	a material change in the geographic location at which the Employee must perform the services hereunder; or

(5)	Any other action or inaction which constitutes a material breach by the Employer of this Agreement.

In the event the Employee is terminated without Cause or there is a constructive termination without Cause, the Employee shall provide the Employer with written notice within ninety (90) days of the event and the Employer shall have thirty (30) days to cure the default.

e. Voluntary Termination.

If the Employee voluntarily terminates his employment on his own initiative for reasons other than his death, disability, or constructive termination without Cause, he shall be entitled to:

(i) payment of any unpaid portion of his base salary through the effective date of such termination;

(ii) reimbursement for any outstanding reasonable business expenses he has incurred in performing his duties hereunder;

(iii) the right to elect continuation coverage of insurance benefits to the extent required by law; and

(iv) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of the Employer, this Agreement, or any other agreement between the Employer and the Employee.

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A voluntary termination under this paragraph shall be effective upon fifteen (15) days’ prior written notice to the Employer unless the parties mutually agree to extend the effective date.

7.	Non-Competition and CONFIDENTIAL Information.

a. Non-competition and Confidential Information. Employee acknowledges that his position with the Company is special, unique and intellectual in character and his position in the Employer will place him in a position of confidence and trust with employees and clients of the Employer.

b. Non-Competition. Employee agrees that during the Employment Term and for a period of one (1) year thereafter Employee will not directly or indirectly: (i) (whether as director, officer, consultant, principal, employee, agent or otherwise) engage in or contribute Employee's knowledge and abilities to any business or entity in competition with the Employer; (ii) employ or attempt to employ or assist anyone in employing any person who is an employee of the Employer or was an employee of the Company during the previous one year period; or (iii) attempt in any manner to solicit from any client business of the type performed by the Employer or persuade any client of the Employer to cease doing business or reduce the amount of business that such client has customarily done with the Employer.

c. Confidentiality. Employee acknowledges that during his Employment Term, Employee will have access to certain proprietary and confidential information of the Employer, its parent and any subsidiary, and its clients. As a consequence, during the Employment Term and thereafter, Employee shall hold in strictest confidence, and shall not use, except for the benefit of the Employer, or disclose to any person, firm or corporation without written authorization of the Employer, any Confidential Information of the Employer, its parent or any subsidiary, except under a non-disclosure agreement duly authorized and executed by the Employer. For purposes of this Agreement, “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Employer, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Employer’s products or services and markets therefor, customer lists and customers, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information; provided that Confidential Information does not include any of the foregoing items which have become publicly known and made generally available through no wrongful act of Employee or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

d. Former Employer Information. During the Employment Term, Employee shall not improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and shall not bring onto the premises of the Employer any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

e. Third Party Information. Employee recognizes that the Employer has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Employer’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee shall hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out his work for the Employer consistent with the Employer’s agreement with such third party.

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f. Enforcement. Employee agrees that the restrictions set forth in this Section 8 are reasonable and necessary to protect the goodwill of the Employer. If any of the covenants set forth herein are deemed to be invalid or unenforceable based upon the duration or otherwise, the parties contemplate that such provisions shall be modified to make them enforceable to the fullest extent permitted by law. In the event of a breach or threatened breach by Employee of the provisions set forth in this paragraph, Employee acknowledges that the Employer will be irreparably harmed and that monetary damages shall be an insufficient remedy to the Employer. Therefore, Employee consents to enforcement of this paragraph by means of temporary or permanent injunction and other appropriate equitable relief in any competent court, in addition to any other remedies the employer may have under this Agreement or otherwise.

8.	INTELLECTUAL PROPERTY.

The Employer has hired Employee to work full time so that anything Employee produces during the Employment Term is the property of the Employer. Any writing, invention, design, system, process, development or discovery conceived, developed, created or made by Employee, alone or with others, during the period of his employment hereunder and applicable to the business of the Employer, whether or not patentable, registrable, or copyrightable shall become the sole and exclusive property of the Employer. Employee shall disclose the same promptly and completely to the Employer and shall, during the period of his employment hereunder and at any time and from time to time hereafter, (i) execute all documents requested by the Employer for vesting in the Employer the entire right, title and interest in and to the same, (ii) execute all documents requested by the Employer for filing such applications for and procuring patents, trademarks, service marks or copyrights as the Employer, in its sole discretion, may desire to prosecute, and (iii) give the Employer all assistance it may reasonably require, including the giving of testimony in any suit, action, investigation or other proceeding, in order to obtain, maintain and protect the Employer’s right therein and thereto.

9.	Change of Control.

In the event of merger, consolidation, or similar transaction in which the Employer is not the survivor, or the sale of all or substantially all of the assets of the Employer, the Employer shall cause the survivor or the transferee to expressly assume in writing the liabilities, obligations, and duties of the Employer under this Agreement and shall provide a copy of such written assumption to the Employee not less than ten (10) business days prior to the consummation of such merger, consolidation, or similar transaction, or the sale of all or substantially all of the assets of the Employer.

10.	POST EMPLOYMENT OBLIGATIONS.

a. Company Property. All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the Employer’s business which Employee shall prepare or receive from the Employer shall remain the Employer’s sole and exclusive property. Upon termination of this Agreement, Employee shall promptly return to the Employer all property of the Employer in his possession. Employee further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Employer. Employee additionally represents that, upon termination of his employment with the Employer, he will not retain in his possession any such software, documents or other materials.

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b. Cooperation. Employee agrees that both during and after his employment he shall, at the request of the Employer, render all assistance and perform all lawful acts that the Employer considers necessary or advisable in connection with any litigation involving the Employer or any director, officer, employee, shareholder, agent, representative, consultant, client or vendor of the Employer.

c. Notification of New Employer. In the event that Employee leaves the employ of the Employer, or becomes employed by other employer, Employer shall have the right to notify the other employer about the Employee’s rights and obligations under this Agreement.

11.	INDEMNIFICATION.

The Employer agrees that if the Employee is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that he is or was a director, officer or employee or the Employer, or is or was serving at the request of the Employer as a director, officer, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Employee’s alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Employee shall be Indemnified and held harmless by the Employer to the fullest extent permitted or authorized by law and by the Employer’s articles of incorporation and bylaws. To the extent consistent with the foregoing, this obligation to indemnify the Employee and hold him harmless shall continue even if he has ceased to be a director, officer, member, employee or agent of the Employer or other such entity described above, and shall inure to the benefit of the Employee’s heirs, executors and administrators. The Employer shall advance to the Employee all reasonable costs and expenses incurred by him in connection with a Proceeding within twenty (20) days after receipt by the Employer of a written request for such advance. Such request shall include an undertaking by the Employee to repay the amount of such advance if it shall ultimately be determined that the Employee is not entitled to be indemnified against such costs and expenses.

Neither the failure of the Employer (including its Board, independent legal counsel or stockholders) to have made a determination before such Proceeding concerning payment of amounts claimed by the Employee under the paragraph above that indemnification of the Employee is proper because he has met the applicable standards of conduct, nor a determination by the Employer (including its Board, independent legal counsel or stockholders) that the Employee has not met such applicable standards of conduct, shall create a presumption that the Employee has not met the applicable standards of conduct.

Employee understands and acknowledges that the Employer may be required in the future to undertake with the Securities and Exchange Commission to submit in certain circumstances the question of indemnification to a court for a determination of the Employer’s right under public policy to indemnify Employee and the obligation to indemnify the Employee hereunder shall be expressly subject to the outcome of such determination.

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12.	ARBITRATION.

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association (the “AAA”) in accordance with its Commercial or other Arbitration Rules, including the Optional Rules for Emergency Measures of Protection, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The place of arbitration shall be Salt Lake City, Utah. The arbitrators are to interpret all controversies and claims arising under or relating to this Agreement in accordance with the laws of the State of Delaware, without regard to its choice of law principles. In rendering an award, the arbitrator is to determine the rights and obligations of the parties according to the substantive and procedural laws of the State of Delaware. Within 15 days after the commencement of arbitration, each party shall select one person to act as arbitrator and the two selected shall select a third arbitrator within ten (10) days of their appointment. The arbitrators will be selected from a panel of persons having experience with and knowledge of the subject matter of the Agreement, and at least one of the arbitrators selected will be an attorney or a retired judge. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the AAA. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees. “Costs and fees” mean all reasonable pre-award expenses of the arbitration, including the arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and attorneys’ fees. Each party shall submit to any court of competent jurisdiction for purposes of the enforcement of any award, order, or judgment. Any award, order, or judgment pursuant to arbitration is final and may be entered and enforced in any court of competent jurisdiction.

13.	General Provisions.

a. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing or electronic format, as applicable, and shall be effective (i) upon delivery in person (including by reputable express courier service) at the address set forth below; (ii) upon delivery by facsimile (as verified by a printout showing satisfactory transmission) at the facsimile number designated below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); (iii) by electronic mail (as verified by a printout showing satisfactory transmission) at the electronic mail address set forth below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); or (iv) upon three business days after mailing with the United States Postal Service if mailed from and to a location within the continental United States by registered or certified mail, return receipt requested, addressed to the address set forth below. Any party hereto may from time to time change its physical or electronic address or facsimile number for notices by giving notice of such changed address or number to the other party hereto in accordance herewith.

If to Employer at:	John Ryan
6039 St. Croix Ave
Coeur d’Alene, ID 83815
silver4262@yahoo.com

With a copy (which shall not constitute notice) to:	Ronald N. Vance
Attorney at Law
1656 Reunion Avenue
Suite 250
South Jordan, UT 84095
Facsimile No. (801) 446-8803
Email Address: ron@vancelaw.us

If to Employee at:	Jeff Lambert
PO Box 1058
Pinehurst, ID 83850
jandrlambert@gmail.com

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b. Assignability and Binding Nature. No rights or obligations may be assigned or transferred by the Employer except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Employer is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Employer, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Employer and such assignee or transferee assumes the liabilities, obligations, and duties of the Employer, as contained in this Agreement, either contractually or as a matter of law. Notwithstanding any such assignment, the Employer shall not be relieved from liability under this Agreement. The obligations of the Employee are personal and no rights or obligations of the Employee under this Agreement may be assigned or transferred by the Employee other than his right to receive compensation and benefits, provided such assignment or transfer is otherwise permitted by law.

c. Amendment. This agreement may be amended or modified only by a written instrument executed by both the Employer and the Employee.

d. Exhibits. Each of the exhibits referenced in this Agreement is annexed hereto and is incorporated herein by this reference and expressly made a part hereof.

e. Pronouns. Whenever the context might require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

f. Captions. The captions appearing herein are for convenience of reference only and in no way define, limit or affect the scope or substance of any section hereof.

g. Time. All reference herein to periods of days are to calendar days, unless expressly provided otherwise. Any reference herein to business days shall mean any day other than Saturday, Sunday or other day on which commercial banks in the State of Delaware are authorized or required by law to remain closed. Where the time period specified herein would end on a weekend or holiday, the time period shall be deemed to end on the next business day.

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h. Entire Agreement; Conflicts. This Agreement constitutes the entire agreement between the Employer and the Employee and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter hereof. If there is any conflict between this Agreement and the limited liability agreement governing the Company, the latter shall prevail.

i. Severability. In case any provision hereof shall be held by a court or arbitrator with jurisdiction over the Employer or the Employee to be invalid, illegal, or otherwise unenforceable, such provision shall be restated to reflect as nearly as possible the original intentions of the Employer and the Employee in accordance with applicable law, and the validity, legality, and enforceability of the remaining provisions shall in not way be affected or impaired thereby.

j. Waiver. No delays or omission by the Employer or the Employee in exercising any right hereunder shall operate as a waiver of that or any other right. A waiver or consent given by the Employer or the Employee or any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

k. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile copies of parties’ signatures shall be held valid for all purposes under this Agreement.

l. Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of separate counsel, or has been advised to obtain separate counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement. To the extent that a party elects not to consult with such counsel, the party hereby waives any defense to inadequate representation by counsel.

m. Construction. This Agreement shall be construed as though all parties had drafted it.

n. Non-Exclusivity of Remedies. The rights and remedies of the parties hereto shall not be mutually exclusive, and the exercise of one or more of the provisions of this Agreement shall not preclude the exercise of any other provision

[Signature Page Follows]

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SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement the respective day and year set forth below.

Employer:	Independence Resources Plc

Date: April 18, 2012	By:	By: /s/ John Ryan
John Ryan, CEO

EMPLOYEE:

Date: April 18, 2012	/s/ Jeff Lambert
Jeff Lambert

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